UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 31, 2006

                  Brooklyn Cheesecake & Desserts Company, Inc.
               (Exact name of Company as specified in its charter)


New York                                1-13984                   13-382215
--------                                -------                   ---------
(State or Other Jurisdiction)    (Commission File Number)      (I.R.S. Employer
of Incorporation)                                              Identification)


                     20 Passaic Avenue, Fairfield, NJ 07004
                     --------------------------------------

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 808-9292
                                                           --------------


                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective January 31, 2006, the Company and J.M. Specialties, Inc. (a wholly owned subsidiary of the Company) as borrowers entered into an amended loan agreement with Ronald L. Schutte, the Company's Chairman, Chief Executive Officer and President whereby seven (7) promissory notes previously issued by the Company and J.M. Specialties to Mr. Schutte, were consolidated into one (1) demand promissory note. The new demand note held by Mr. Schutte is for the sum of $995,818 (inclusive of interest), bears interest at a rate of 13% per annum and is secured by the assets of J.M. Specialties. Additionally, on January 31, 2006, the Company and J.M. Specialties also consolidated four (4) previously issued demand promissory notes held by Anthony Merante, the Company's Chief Financial Officer and a Director whereby the new demand note for the sum of $187,086 (inclusive of interest) was subordinated to Mr. Schutte's note and is secured by the assets of J.M. Specialties.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 3, 2006
                                Brooklyn Cheesecake & Deserts Company, Inc.
                                -------------------------------------------
                                (Registrant)

                                /s/ Anthony Merante
                                -------------------
                                Anthony Merante
                                Chief Financial Officer